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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated June 28, 1999, included in this Form 8-K/A, into 7th Level, Inc.'s previously filed Registration Statements Nos. 333-65525, 333-10341 and 333-10339 filed on Forms S-8 and Registration Statements Nos. 333-80357, 333-64365 and 333-69861 filed on Forms S-3.

                                          /s/ ARTHUR ANDERSEN LLP

                                          ARTHUR ANDERSEN LLP

New York, New York
June 30, 1999